UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 245-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

On July 31, 2018 (the “First Amendment Effective Date”), Gemphire Therapeutics Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into a First Amendment (the “Loan Amendment”) to the Loan and Security Agreement (the “Original Loan Agreement”) with Silicon Valley Bank (“SVB”) dated July 24, 2017 (the “Initial Effective Date”).

The Original Loan Agreement established a term loan facility in the aggregate principal amount of up to $15,000,000 (the “Term Loan”) to be funded in up to three tranches. Of such amount, $10,000,000 was funded on the Initial Effective Date. A third tranche of $5,000,000 (“Tranche C”) was available to be drawn by the Company through July 31, 2018 conditioned on the occurrence of both a Positive Clinical Trial Event and a Pre-Clinical Event. Under the Original Loan Agreement, if a Pre-Clinical Event did not occur on or prior to July 31, 2018, on such date, the Company would have been required to either (i) provide cash security and maintain a cash balance in a restricted account at SVB in an amount of at least 100% of the amounts owed by the Company to SVB or (ii) prepay the Term Loan, including certain fees, in its entirety. The Original Loan Agreement had an interest-only monthly payment period through August 1, 2018, subject to extension to February 1, 2019 upon the occurrence of both a Positive Clinical Trial Event and a Pre-Clinical Event. Under the Original Loan Agreement, (i) a “Positive Clinical Trial Event” is defined as the Company’s board of directors determining that the results from either the Company’s ROYAL-1 clinical trial (GEM-301) or the Company’s INDIGO-1 clinical trial (GEM-401) are sufficient to support the development plan for submission of a new drug application with the Food and Drug Administration (“FDA”) and continued development of gemcabene and the public announcement of the foregoing and (ii) a “Pre-Clinical Event” is defined as the lifting by the FDA of the partial clinical hold with respect to clinical trials of longer than six months in duration for gemcabene.

As amended by the Loan Amendment, Tranche C is now available through November 30, 2018 conditioned upon, in addition to the occurrence of a Positive Clinical Trial Event (evidence of which was provided to SVB on November 10, 2017) and a Pre-Clinical Event, the occurrence of a Positive Phase 2 NASH Event. “Positive Phase 2 NASH Event” means public disclosure by the Company of evidence satisfactory to SVB, in its sole but reasonable discretion, that the Company has received positive Phase 2 interim data on either its adult familial partial lipodystrophy proof-of-concept clinical trial or its pediatric NAFLD proof-of-concept clinical trial.

Additionally, the provision requiring cash security or prepayment if a Pre-Clinical Event did not occur on or prior to July 31, 2018 was amended to provide that such cash security or prepayment, as described above, is required if a Pre-Clinical Event does not occur on or prior to September 30, 2019 or, if at any time prior to a Pre-Clinical Event, the Company’s unrestricted cash balance at SVB is less than $18,000,000.

In the Loan Amendment, (i) the interest-only monthly payment period now ends November 1, 2018 subject to extension to February 1, 2019 upon the occurrence of both a Positive Clinical Trial Event and a Pre-Clinical Event and (ii) the definition of “Prepayment Fee” was revised so that the Prepayment Fee shall equal 2% (if such prepayment occurs prior to the first anniversary of the First Amendment Effective Date, rather than the first anniversary of the Initial Effective Date) or 1% (if such prepayment occurs thereafter) of the funded principal amount of the Term Loan.

In connection with the Loan Amendment, on the First Amendment Effective Date, the Company issued a warrant to SVB (the “Warrant”) to purchase 36,000 shares of the Company’s common stock at an exercise price of $7.47 per share. The Warrant is immediately exercisable and has a term of ten years. The exercise price and number and type of shares underlying the Warrant are subject to adjustment upon specified events, including any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein. The Warrant contains a “cashless exercise” feature that allows SVB to exercise the Warrant without a cash payment to the Company, on a net issuance basis, based upon the fair market value of the Company’s common stock at the time of exercise, upon the terms set forth therein.

A description of the Original Loan Agreement was included in the Company’s Current Report on Form 8-K filed on July 25, 2017 (the “Initial 8-K”) and is incorporated by reference, and updated by the description of the Loan Amendment, herein. Such description and the descriptions of the Loan Amendment and the Warrant contained in this Current Report on Form 8-K do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents. A copy of the Original Loan Agreement was filed as Exhibit 10.1 to the Initial 8-K and copies of the Loan Amendment and Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrant was issued in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and in reliance on similar exemptions under applicable state laws. SVB represented that it is an accredited investor within the meaning of Regulation D, and is acquiring the Warrant, and any shares of common stock issuable thereunder, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Warrant, and the shares of common stock issuable thereunder, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or through an applicable exemption from registration requirements.

Item 8.01.  Other Events.

On August 6, 2018, the Company issued a press release announcing the Loan Amendment and providing a corporate update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Warrant to Purchase Stock, dated July 31, 2018, by and between Gemphire Therapeutics Inc. and Silicon Valley Bank.
10.1	First Amendment to Loan and Security Agreement, dated as of July 31, 2018, by and between Gemphire Therapeutics Inc. and Silicon Valley Bank.
99.1	Press Release dated August 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMPHIRE THERAPEUTICS INC.

Dated: August 6, 2018

	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer